Exhibit 10.7H

Replacement Joinder Agreement

AMENDMENT NUMBER 3

TO

HOMETRUST BANK

DIRECTOR EMERITUS PLAN

JOINDER AGREEMENT

FOR ROBERT SHEPHERD

WHEREAS, Robert Shepherd (the “Director”) is a participant in the HomeTrust Bank Director Emeritus Plan (the “DE Plan”); and

WHEREAS, the Director is entitled to benefits under the DE Plan pursuant to a Joinder Agreement dated July 31, 1995, as amended by Amendment Number 1 and Amendment Number 2, that were effective August 21, 1996, and March 1, 1998, respectively.

WHEREAS, HomeTrust Bank (the “Bank”) and the Director desire to amend, restate, and supplement the aforementioned Joinder Agreement and previous Amendments with this Amendment Number 3.

Accordingly, the Bank and the Director hereby agree, for good and valuable consideration, the value of which is hereby acknowledged, that the Director, who is currently a participant under the DE Plan (as such DE Plan may now exist or hereafter be modified), shall be provided a DE Plan Benefit under this Amendment Number 3 and the DE Plan. This Amendment Number 3 shall reflect the Director’s entire benefit under the DE Plan, including all preceding Joinder Agreements. For purposes of Section 409 of the Code, the preceding sentence shall not be interpreted as nullifying and replacing the Director’s benefits previously provided under the previous Joinder Agreements, but rather consolidating and supplementing those benefits under this Amendment Number 3.

1. The DE Plan Benefit shall be $30,000 per year. This benefit amount shall increase at a rate of 5 percent per annum on the anniversary of the DE Plan Benefit Commencement Date (as herein defined, but disregarding any delay of payments on account of Section 409A of the Code), and as of each anniversary thereafter during the Payout Period (as herein defined).

2. The Payout Period for the DE Plan Benefit shall be twenty (20) years. Each year’s annual benefit shall be paid in twelve equal monthly installments.

3. The DE Plan Commencement Date is the first day of the month following the Director’s Termination without Cause, except as required to comply with Section 409A of the Code. The benefit provided herein is 100 percent vested. Notwithstanding the foregoing, if the Participant experiences a Removal for Cause, he shall not be entitled to any benefit under this Joinder Agreement.

4. In the event of the Director’s death prior to the receipt of his entire DE Plan Benefit, the monthly payments shall continue to be paid for the balance of the Payout Period to his Beneficiary as designated in this Amendment Number 3 (or a subsequent valid Beneficiary designation), or in the absence of such designation as provided under the DE Plan.

5. That portion of the DE Plan that was earned and vested as of December 31, 2004, shall be treated as not subject to Section 409A of the Code. The portion of the DE Plan Benefit that was earned and/or vested thereafter shall be determined in accordance with Section 409A of the Code.

6. All capitalized terms under this Amendment Number 3 shall have the same meaning as under the DE Plan, unless specifically defined herein.

The Director hereby designates the following person(s) as his Beneficiary of the DE Plan Benefit provided under this Amendment Number 3. The Director is aware that he can subsequently change such Beneficiary designation by submitting to the Bank, at any subsequent time, a new written designation of primary and secondary Beneficiaries to whom payment shall be made in the event of the Director’s death prior to the complete distribution of the DE Plan Benefit under this Amendment Number 3. The Director understands that any Beneficiary designation made subsequent to the execution of this Amendment Number 3 relating to this DE Plan Benefit shall become effective only when receipt thereof is acknowledged in writing by the Bank.

PRIMARY BENEFICIARY:	______________________

SECONDARY BENEFICIARY:	______________________

______________________

______________________

This document constitutes an individual agreement with the Director and not a “plan” or a “benefit plan” for accounting purposes. The document shall be administered and interpreted accordingly.

This Amendment Number 3 has been executed by the parties on this 16th day of May, 2010 (but effective as of February 1, 2010, other than as required under Section 409A of the Code).

/s/ Robert Shepherd	May 16, 2010
Robert Shepherd	Date

HomeTrust Bank

By	F. Ed Broadwell, Jr.	May 10, 2010
	(Bank’s duly authorized Officer)	Date